Exhibit 21.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

List of Subsidiaries

Entity	Jurisdiction
BHMF, Inc.	Delaware
BHMF Business Trust	Maryland
Behringer Harvard Multifamily OP I LP	Delaware
Behringer Harvard Alexan Prospect REIT, LLC	Delaware
Behringer Harvard Alexan Prospect Venture, LLC	Delaware
Behringer Harvard Alexan Prospect, LLC	Delaware
Behringer Harvard Baileys REIT, LLC	Delaware
Behringer Harvard Baileys Venture, LLC	Delaware
Behringer Harvard Baileys, LLC	Delaware
Behringer Harvard Baileys Development Services, LLC	Delaware
Behringer Harvard Baileys GP, LLC	Delaware
Behringer Harvard Baileys Investors, L.P.	Delaware
Behringer Harvard Baileys Project Owner, LLC	Delaware
Behringer Harvard Burroughs Mill REIT, LLC	Delaware
Behringer Harvard Burroughs Mill Venture, LLC	Delaware
Behringer Harvard Burroughs Mill, LLC	Delaware
Behringer Harvard Cameron House REIT, LLC	Delaware
Behringer Harvard Cameron House Venture, LLC	Delaware
Behringer Harvard Cameron House, LLC	Delaware
Behringer Harvard Columbia REIT, LLC	Delaware
Behringer Harvard Columbia Venture, LLC	Delaware
Behringer Harvard Columbia, LLC	Delaware
Behringer Harvard Columbia GP, LLC	Delaware
West Columbia Pike, LLC	Delaware
Behringer Harvard Columbia Pike Limited Partnership	Delaware
Behringer Harvard Eldridge GP, LLC	Delaware
Behringer Harvard Eldridge REIT, LLC	Delaware
Behringer Harvard Eldridge Venture, LLC	Delaware
Behringer Harvard Eldridge, LLC	Delaware
Behringer Harvard Eldridge Investment Limited Partnership	Texas
Behringer Harvard Eldridge Project GP, LLC	Delaware
Behringer Harvard Eldridge Limited Partnership	Texas
Behringer Harvard Redwood REIT, LLC	Delaware
Behringer Harvard Redwood Venture, LLC	Delaware
Behringer Harvard Redwood, LLC	Delaware
Behringer Harvard Redwood Property, LLC	Delaware
Behringer Harvard Johns Creek REIT, LLC	Delaware
Behringer Harvard Johns Creek Venture, LLC	Delaware
Behringer Harvard Johns Creek, LLC	Delaware
Behringer Harvard Johns Creek SM, LLC	Delaware
Johns Creek Realty Partners, LLC	Georgia

Entity	Jurisdiction
Behringer Harvard Lovers Lane REIT I, LLC	Delaware
Behringer Harvard Lovers Lane Venture I, LLC	Delaware
Behringer Harvard Lovers Lane I, LLC	Delaware
Behringer Harvard Mariposa, LLC	Delaware
Behringer Harvard NOHO, LLC	Delaware
Behringer Harvard Orange, LLC	Delaware
MS 118 Prospect Limited Partnership	Delaware
MS 119 Prospect Mezzanine Borrower LLC	Delaware
MS 120 Prospect Senior Borrower LLC	Delaware
Behringer Harvard Russell REIT, LLC	Delaware
Behringer Harvard Russell Venture, LLC	Delaware
Behringer Harvard Russell, LLC	Delaware
SW 124 Russell Limited Partnership	Nevada
SW 125 Russell Mezzanine Borrower LLC	Delaware
SW 126 Russell Senior Borrower LLC	Delaware
Behringer Harvard Satori REIT, LLC	Delaware
Behringer Harvard Satori Venture, LLC	Delaware
Behringer Harvard Satori, LLC	Delaware
Satori — Holding, LLC	Florida
Sunrise Investors LLLP	Florida
Satori — Ft. Lauderdale GP, LLC	Florida
Behringer Harvard St. Rose REIT, LLC	Delaware
Behringer Harvard St. Rose Venture, LLC	Delaware
Behringer Harvard St. Rose, LLC	Delaware
SW 132 St. Rose Senior Borrower LLC	Delaware
SW 131 St. Rose Mezzanine Borrower LLC	Delaware
SW 130 St. Rose Limited Partnership	Delaware
Behringer Harvard Braeswood REIT, LLC	Delaware
Behringer Harvard Braeswood Venture, LLC	Delaware
Behringer Harvard Braeswood, LLC	Delaware
Behringer Harvard Waterford Place REIT, LLC	Delaware
Behringer Harvard Waterford Place Venture, LLC	Delaware
Behringer Harvard Waterford Place, LLC	Delaware